Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219591

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 31, 2017)

$

Northern Trust Corporation

    % Senior Notes due

The     % Senior Notes due              (the “notes”) will bear interest at an annual rate of     %, payable semi-annually in arrears on              and             of each year, beginning on             ,              . We may redeem the notes, in whole or in part, on or after the date that is three months prior to their maturity date at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be unsecured and rank equally with all of our other existing and future senior debt.

See “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 3 of the accompanying prospectus to read about important factors you should consider before buying the notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per note		Total
Initial public offering price		%	$
Underwriting discount(1)		%	$
Proceeds, before expenses, to Northern Trust		%	$

(1)	See “Underwriting.”

The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from                     , 2018 and must be paid by the purchasers if the notes are delivered after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes. The notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or other governmental agency.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., against payment in New York, New York on                     , 2018.

Joint Book-Running Managers

Barclays	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is                     , 2018.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or other offering materials filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

The notes are offered globally for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers. See “Underwriting.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who obtain possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

References herein to “$” and “dollars” are to the currency of the United States. Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Northern Trust,” “we,” “us” and “our” are to Northern Trust Corporation and its consolidated subsidiaries. References to “the Corporation” are to Northern Trust Corporation. References to “the Bank” are to The Northern Trust Company.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and other statements that Northern Trust may make, may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, with respect to our financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategic initiatives, industry trends, and expectations regarding the impact of recent accounting pronouncements and legislation, and all other statements that do not relate to historical facts.

Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” You should carefully read the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements are our current beliefs and expectations of future events or future results and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including:

•	financial market disruptions or economic recession, whether in the United States, Europe, the Middle East, Asia or other regions;

•	volatility or changes in financial markets, including debt and equity markets, that impact the value, liquidity, or credit ratings of financial assets in general, or financial assets held in particular investment funds or client portfolios, including those funds, portfolios, and other financial assets with respect to which we have taken, or may in the future take, actions to provide asset value stability or additional liquidity;

•	the impact of equity markets on fee revenue;

•	the downgrade of U.S. government-issued and other securities;

•	changes in foreign exchange trading client volumes and volatility in foreign currency exchange rates, changes in the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses, and our success in assessing and mitigating the risks arising from all such changes and volatility;

•	a decline in the value of securities held in our investment portfolio, particularly asset-backed securities, the liquidity and pricing of which may be negatively impacted by periods of economic turmoil and financial market disruptions;

•	our ability to address operating risks, including those related to cyber-security, data security, human errors or omissions, pricing or valuation of securities, fraud, systems performance or defects, systems interruptions, and breakdowns in processes or internal controls;

•	our success in responding to and investing in changes and advancements in technology;

•	a significant downgrade of any of our debt ratings;

•	the health and soundness of the financial institutions and other counterparties with which we conduct business;

•	uncertainties inherent in the complex and subjective judgments required to assess credit risk and establish appropriate allowances therefor;

S-iii

•	the pace and extent of continued globalization of investment activity and growth in worldwide financial assets;

•	changes in interest rates or in the monetary or other policies of various regulatory authorities or central banks;

•	changes in the legal, regulatory and enforcement framework and oversight applicable to financial institutions, including us;

•	increased costs of compliance and other risks associated with changes in regulation, the current regulatory environment, and areas of increased regulatory emphasis and oversight in the United States and other countries, such as anti-money laundering, anti-bribery, and client privacy;

•	failure to address in our resolution plan submitted in December 2017 the “shortcomings” jointly identified by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and Federal Deposit Insurance Corporation in the resolution plan submitted by the Corporation in December 2015;

•	failure to satisfy regulatory standards or to obtain regulatory approvals when required, including for the use and distribution of capital;

•	changes in tax laws, accounting requirements or interpretations and other legislation in the United States or other countries that could affect us or our clients including with respect to the adoption of the Tax Cuts and Jobs Act;

•	geopolitical risks and the risks of extraordinary events such as natural disasters, terrorist events and war, and the responses of the United States and other countries to those events;

•	the pending departure of the United Kingdom from the European Union, commonly referred to as “Brexit,” and any negative effects thereof on global economic conditions, global financial markets, and our business and results of operations;

•	changes in the nature and activities of our competition;

•	our success in maintaining existing business and continuing to generate new business in existing and targeted markets and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements;

•	our ability to address the complex needs of a global client base and manage compliance with legal, tax, regulatory and other requirements;

•	our ability to maintain a product mix that achieves acceptable margins;

•	our ability to continue to generate investment results that satisfy clients and to develop an array of investment products;

•	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

•	our success in implementing our expense management initiatives, including our “Value for Spend” initiative;

•	uncertainties inherent in our assumptions concerning our pension plan, including discount rates and expected contributions, returns and payouts;

•	our success in continuing to enhance our risk management practices and controls and managing risks inherent in our businesses, including credit risk, operational risk, market and liquidity risk, fiduciary risk, compliance risk and strategic risk;

•	risks and uncertainties inherent in the litigation and regulatory process, including the possibility that losses may be in excess of our recorded liability and estimated range of possible loss for litigation exposures;

S-iv

•	risks associated with being a holding company, including our dependence on dividends from our principal subsidiary;

•	the risk of damage to our reputation which may undermine the confidence of clients, counterparties, rating agencies, and stockholders; and

•	other factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including those factors described in “Item 1A — Risk Factors”, and other filings with the SEC, all of which are available on our website.

Actual results may differ materially from those expressed or implied by forward-looking statements. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the date of that information. All forward-looking statements included in such documents are based upon information available at the time such statements are made, and we assume no obligation to update any forward-looking statements.

S-v

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand us and the notes. The “Description of the Notes” section of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying prospectus contain more detailed information regarding the terms and conditions of the notes. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the notes and the other considerations that are important to you in making a decision about whether to invest in the notes.

Northern Trust Corporation

We are a financial holding company that is a leading provider of wealth management, asset servicing, asset management, and banking solutions to corporations, institutions, families and individuals. We conduct our business through various U.S. and non-U.S. subsidiaries, including the Bank. We were originally formed as a holding company for the Bank in 1971. We have a network of offices in 19 U.S. states, Washington, D.C., and 23 international locations in Canada, Europe, the Middle East, and the Asia-Pacific region. At June 30, 2018, we had consolidated total assets of $135.1 billion and stockholders’ equity of $10.4 billion.

The Bank is an Illinois banking corporation headquartered in Chicago and our principal subsidiary. Founded in 1889, the Bank conducts its business through its U.S. operations and its various U.S. and non-U.S. branches and subsidiaries. At June 30, 2018, the Bank had consolidated assets of $134.7 billion and common bank equity capital of $9.5 billion.

We expect that the Bank will continue in the foreseeable future to be the major source of our consolidated assets, revenues, and net income.

Business Overview

We focus on managing and servicing client assets through our two client-focused reporting segments: Corporate & Institutional Services (“C&IS”) and Wealth Management. Asset management and related services are provided to C&IS and Wealth Management clients primarily by the Asset Management business. The revenue and expenses of Asset Management and certain other support functions are allocated fully to C&IS and Wealth Management. We report certain income and expense items not allocated to C&IS and Wealth Management in a third reporting segment, Treasury and Other.

Corporate and Institutional Services

C&IS is a leading global provider of asset servicing and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, sovereign wealth funds, and other institutional investors around the globe. Asset servicing and related services encompass a full range of capabilities including, but not limited to: global custody; fund administration; investment operations outsourcing; investment management; investment risk and analytical services; employee benefit services; securities lending; foreign exchange; treasury management; brokerage services; transition management services; banking; and cash management. Client relationships are managed through the Bank and the Bank’s and our other subsidiaries, including support from locations in North America, Europe, the Middle East, and the Asia-Pacific region. At June 30, 2018, total C&IS assets under custody/administration, assets under custody, and assets under management were $10.05 trillion, $7.45 trillion, and $862.1 billion, respectively.

Wealth Management

Wealth Management focuses on high-net-worth individuals and families, business owners, executives, professionals, retirees, and established privately-held businesses in its target markets. The business also includes the Global Family Office, which provides customized services to meet the complex financial needs of individuals and family offices in the United States and throughout the world with assets typically exceeding $200 million. In supporting these targeted segments, Wealth Management provides trust, investment management, custody, and philanthropic services; financial consulting; guardianship and estate administration; family business consulting; family financial education; brokerage services; and private and business banking.

Wealth Management is one of the largest providers of advisory services in the United States, with assets under custody/administration, assets under custody, and assets under management of $660.6 billion, $650.8 billion, and $286.8 billion, respectively, at June 30, 2018. Wealth Management services are delivered by multidisciplinary teams through a network of offices in 18 U.S. states and Washington, D.C., as well as offices in London, Guernsey, and Abu Dhabi.

Asset Management

Asset Management, through our various subsidiaries, supports the C&IS and Wealth Management reporting segments by providing a broad range of asset management and related services and other products to clients around the world. Investment solutions are delivered through separately managed accounts, bank common and collective funds, registered investment companies, exchange traded funds, non-U.S. collective investment funds, and unregistered private investment funds. Asset Management’s capabilities include active, passive and engineered equity; active and passive fixed income; cash management; alternative asset classes (such as private equity and hedge funds of funds); and multi-manager advisory services and products. Asset Management’s activities also include overlay services and other risk management services. Asset Management operates internationally through subsidiaries and distribution arrangements and its revenue and expense are fully allocated to C&IS and Wealth Management. As discussed above, Northern Trust managed $1.15 trillion in assets as of June 30, 2018, including $862.1 billion for C&IS clients and $286.8 billion for Wealth Management clients.

Corporate Information

Our principal executive offices are located at 50 South La Salle Street, Chicago, Illinois 60603, and our telephone number is (312) 630-6000.

The Offering

Issuer	Northern Trust Corporation

Securities offered	$ aggregate principal amount of % senior notes due (the “notes”).

Maturity date	The notes will mature on , .

Interest rate	The interest rate on the notes will be % per annum.

Interest payment dates	Each and , beginning , .

Ranking	The notes will be unsecured and rank equally with all of our other existing and future senior debt.

The Indenture (as defined below) does not limit the amount of debt that the Corporation or any of its subsidiaries may incur.

Redemption	We may redeem the notes, in whole or in part, on or after the date that is three months prior to their maturity date at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

No listing	The notes will not be listed on any securities exchange or automated quotation system.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk factors	See “Risk Factors” and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

For additional information regarding the notes, see “Description of the Notes” on page S-9.

Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following are ratios of our earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six Months Ended	Fiscal Year Ended December 31,
	June 30, 2018	2017	2016	2015	2014	2013
Earnings to Fixed Charges:
Excluding Interest on Deposits:	7.55	9.72	12.95	14.69	10.24	8.33
Including Interest on Deposits:	4.40	5.42	8.21	9.08	6.65	5.30
Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding Interest on Deposits:	6.44	7.11	10.22	11.13	9.26	8.33
Including Interest on Deposits:	4.07	4.64	7.12	7.69	6.27	5.30

For purposes of calculating the ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, “earnings” consist of net income before extraordinary items plus applicable income taxes and fixed charges. “Fixed charges, excluding interest on deposits” consist of interest expense (other than on deposits) and the estimated interest component of rental expense. “Fixed charges, including interest on deposits” consist of all interest expense and the estimated interest component of rental expense.

RISK FACTORS

In deciding whether to invest in the notes, you should consider carefully the following factors that could materially adversely affect our operating results and financial condition and the value of your investment in the notes. Although we have tried to discuss key factors, please be aware that other risks may prove to be important and may arise in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the value of your investment in the notes. You should also consider the information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as well as any subsequent reports on Form 8-K we may file. Each of the risks described below could result in a decrease in the value of the notes and your investment therein.

We are a holding company, and as a result we are dependent on dividends from our subsidiaries, including the Bank, to meet our obligations, including with respect to the notes.

We are a holding company that conducts substantially all of our operations through the Bank, our investment in which is our principal asset and source of income. We are a legal entity separate and distinct from the Bank and our other subsidiaries and, therefore, rely primarily on dividends from these subsidiaries to meet our obligations, including with respect to the notes, and to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other payments to us. For example, federal banking laws regulate the amount of dividends that may be paid by the Bank without prior approval of the Federal Reserve Board. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Federal Reserve Board to establish more stringent capital requirements for large bank holding companies. Since the beginning of 2018, “advanced approaches institutions,” such as the Corporation and the Bank, must comply with a supplementary leverage ratio. Under the supplementary leverage ratio rules (the “SLR Rules”), advanced approaches institutions must maintain a minimum supplementary leverage ratio of 3.0%. Insured depository institutions that are advanced approaches institutions, such as the Bank, also must maintain at least a 3.0% supplementary leverage ratio to be considered “adequately-capitalized” under the rule.

Maintaining the higher capital and liquidity levels required by the final rules implementing Basel III, meeting the requirements of the SLR Rules, and complying with any future regulatory requirements may reduce our profitability and performance measures and adversely affect the ability of the Bank to make distributions or pay dividends to us. Although we maintain cash positions for liquidity at the holding company level, if the Bank or any other of our subsidiaries were unable to supply us with cash over time, we could be unable to meet our obligations, including with respect to the notes. See “Item 1 — Business — Supervision and Regulation —Payment of Dividends,” “— Capital Planning and Stress Testing,” and “— Capital Adequacy Requirements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Bank and our other banking subsidiaries, their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Accordingly, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. At June 30, 2018, the Bank and our other subsidiaries’ total liabilities, including deposits and other liabilities, that would effectively rank senior to the notes were approximately $121.8 billion.

There may not be any trading market for the notes; many factors affect the trading market and value of the notes.

Upon issuance, the notes will not have an established trading market. We do not intend to list the notes on any securities exchange. We cannot assure you that a trading market for the notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, the notes. These factors include:

•	the time remaining to the maturity of the notes,

•	the ranking of the notes,

•	the outstanding amount of notes with terms identical to the notes offered by this prospectus supplement, and

•	the level, direction and volatility of market interest rates generally.

You should also be aware that there may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the notes, could cause the liquidity or market value of the notes to decline significantly.

Real or anticipated changes in the credit ratings assigned to the notes or our credit ratings generally could affect the market value of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the notes, based on their overall view of our industry.

A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the notes, us or our other securities, or any perceived decrease in our creditworthiness, could cause the market value of the notes to decline significantly.

USE OF PROCEEDS

The net proceeds from the offering of the notes, after deducting the underwriting discount and estimated offering expenses payable by us, are expected to be approximately $        . We intend to use the net proceeds from the sale of the notes for general corporate purposes.

CAPITALIZATION

The following table shows our capitalization and short-term indebtedness at June 30, 2018 (1) on a consolidated basis and (2) on a consolidated basis as adjusted to reflect the issuance and sale of the notes. This table should be read in conjunction with our consolidated financial statements and related notes for the six months ended June 30, 2018, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

	June 30, 2018
	Actual	As Adjusted
	(in millions)
Senior notes	$1,497.7	$
Subordinated notes (excluding amounts due within one year)	1,097.9
Long-term debt	10.8
Floating rate capital debt	277.5
Stockholders’ equity
Preferred stock	882.0
Common stock	408.6
Additional paid-in capital	1,050.2
Retained earnings	10,262.5
Accumulated other comprehensive loss	(508.1)
Treasury stock	(1,737.6)

Total stockholders’ equity	10,357.6

Total capitalization	$13,241.5	$

Short-term borrowings (including current portion of subordinated debt)	$12,138.3	$

DESCRIPTION OF THE NOTES

Please read the following information concerning the notes in conjunction with the statements under “Description of the Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The notes will be issued under the Indenture, dated as of May 8, 2017, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by the Second Supplemental Indenture, to be entered into between us and the trustee (together, the “Indenture”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

Maturity

The notes will mature on             ,            . At maturity, the amounts due and payable on the notes will be 100% of their principal amount outstanding, together with accrued and unpaid interest thereon to the maturity date. If the maturity falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day with the same force and effect as if made at maturity, and no interest on such payment will accrue for the period from and after such maturity.

Interest Rate and Interest Payment Dates

The notes will bear interest from, and including,                     , 2018 at the annual rate of     %, and we will pay accrued interest semi-annually in arrears on              and            of each year (or if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement), beginning on             ,            .

Interest payments will be made to the persons or entities in whose names the notes are registered at the close of business on              and            (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Redemption

On or after             ,            (the date that is three months prior to their maturity date), the notes will be redeemable, at our option, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notice of any redemption will be sent not less than 30 days nor more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Ranking

The notes will be unsecured and rank equally with all of our other existing and future senior debt.

Sale of the Bank

The indenture for the notes provides that, so long as the notes remain outstanding, we will not

•	sell or otherwise dispose of, or grant a security interest in, any voting stock, or any security convertible or exercisable into voting stock, of the Bank or any of our subsidiaries that owns voting stock or any security convertible or exercisable into voting stock of the Bank; or

•	permit the Bank to issue any of its voting stock or securities convertible or exercisable for its voting stock or to sell or otherwise dispose of all or substantially all of its assets.

This restriction does not apply to a disposition or stock issuance:

•	that is for fair market value as determined by our board of directors; and

•	if, after giving effect to the disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries together will own at least 80% of the voting stock of the Bank.

Forms and Denominations

The notes will be issued as one or more fully registered global securities in the name of a nominee of The Depository Trust Company (“DTC”) and will be available only in book-entry form. See “Description of the Debt Securities — Global Securities” in the accompanying prospectus. The notes are available for purchase in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Additional Notes

The notes are initially limited in aggregate principal amount to $        . We may, without the consent of the holders of the notes offered by this prospectus supplement, create and issue additional notes ranking equally with the notes offered by this prospectus supplement in all respects, including having the same CUSIP number, so that such additional notes would be consolidated and form a single series with the notes offered by this prospectus supplement and would have the same terms as to status, redemption or otherwise as the notes offered hereby, except for public offering price and issue date. Additional notes may not be fungible with the notes for U.S. federal income tax purposes.

Listing

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Governing Law

The Indenture and the notes shall be governed by and construed in accordance with the laws of the State of New York.

Depositary

Upon issuance, the notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC or any successor thereto, as depositary, and registered in the name of Cede & Co. (DTC’s partnership nominee).

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of the notes as of the date hereof to non-U.S. holders (as defined below) that acquire notes for cash at their original issue price pursuant to this offering. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, published positions of the IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not cover all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of the non-U.S. holder’s particular circumstances. In addition, this summary does not describe the impact of the U.S. federal income tax consequences applicable to a non-U.S. holder that is subject to special treatment under the Code, including, without limitation, certain former citizens and former long-term residents of the United States, a “controlled foreign corporation,” a “passive foreign investment company,” a partnership or other “pass through” entity or an investor in any such entity, a tax-exempt organization, a bank or other financial institution, or a broker, dealer or trader in securities. In addition, this discussion does not address the consequences of the alternative minimum tax, taxpayers subject to special accounting rules under Section 451(b) of the Code or any state, local or non-U.S. tax consequences or any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). No IRS ruling has been or will be sought regarding any matter discussed herein. Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is not, and is not treated as, a citizen or individual resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Interest. Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States), provided that the non-U.S. holder:

(1)	does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

(2)	is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

(3)	certifies to its non-U.S. status on IRS Form W-8BEN, IRS Form W-8BEN-E or another applicable form (or the successor to any of them).

A non-U.S. holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). In addition, under certain income tax treaties, the U.S. withholding rate on interest payments may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form or successor form). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder will generally be subject to U.S. withholding tax, currently imposed at a rate of 30%.

Disposition. Subject to the discussion below regarding information reporting and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of a note, unless:

(1)	the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States maintained by the non-U.S. holder), the first exception applies, and the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the non-U.S. holder is an individual that is present in the United States for 183 days or more during the taxable year in which gain is realized (and certain other conditions are met), the second exception applies, and the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Information reporting and backup withholding. A non-U.S. holder not subject to U.S. income tax may nonetheless be subject to backup withholding and information reporting with respect to interest paid or accrued on a note, and with respect to amounts realized on the disposition of a note, unless the non-U.S. holder provides the withholding agent with the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors as to their qualifications for an exemption for backup withholding and the procedure for obtaining such an exemption. In addition, payments to a non-U.S. holder and proceeds from certain dispositions of a note may be reported to the IRS and may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act (“FATCA”). Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder, commonly referred to as FATCA, U.S. federal withholding tax at a rate of 30% is imposed on U.S.-source interest on, and, beginning after December 31, 2018, on sales or redemption proceeds of, a note paid to (i) a “foreign financial institution” (as defined for this purpose) unless such institution is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, enters into an agreement with the

U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exemptions or (ii) a foreign entity that is not a financial institution, unless such entity is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, provides the withholding agent with a certification identifying any substantial U.S. owners of the entity (as defined for this purpose) or meets other exemptions.

If FATCA withholding is imposed, a non-U.S. holder that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing certain information with the IRS. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

Each fiduciary of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of the foregoing, a “Plan”) and plans or arrangements subject to provisions under any federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) should consider the fiduciary standards of ERISA or Similar Laws (as applicable) in the context of the plan’s particular circumstances before authorizing an investment in the notes.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such a Plan or any authority or control over the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of such Plan.

In considering an investment in the notes of a portion of the assets of any Plan, or any plan or arrangement subject to Similar Laws, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of notes by a Plan with respect to which we or an underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the notes. These class exemptions include PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Plan and a person that is a party in interest or disqualified person with respect to the Plan solely by reason of providing services to the Plan or a relationship with such a service provider, provided that neither the person transacting with the Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition and holding of the notes or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code, or with respect to assets of a plan or arrangement that is subject to Similar Laws, a violation of any applicable Similar Laws.

Representation

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the note constitutes assets of any Plan or assets of a plan or arrangement that is subject to Similar Laws, or (ii) the purchase and holding of the note by such purchaser or transferee will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption (or to the extent assets of a plan or arrangement that is subject to Similar Laws are being used by such purchaser or transferee to acquire and hold the note, such purchase and holding will not constitute or result in a violation of any applicable Similar Laws).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or assets of a plan or arrangement subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

The sale of notes to a Plan, or to a plan or arrangement that is subject to Similar Laws, is in no respect a representation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by such plans and arrangements generally or any particular plan or arrangement or that such an investment is appropriate for such plans and arrangements generally or any particular plan or arrangement.

UNDERWRITING

Barclays Capital Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each of the underwriters has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes listed next to its name in the following table.

Underwriters	Principal amount of notes
Barclays Capital Inc.	$
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to     % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to     % of the principal amount of notes. If all the notes are not sold at the initial public offering price, the underwriters may change the initial public offering price and the other selling terms.

We have agreed that, for the period ending at the time the notes are issued and delivered, we will not, without the prior written consent of the representatives, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any notes, or any other indebtedness of the Corporation substantially similar to the notes, or any securities convertible into or exercisable or exchangeable for notes, or any other indebtedness of the Corporation substantially similar to the notes, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the notes, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the notes or such other securities, in cash or otherwise, other than the notes offered hereby.

Our expenses with respect to this offering, not including the underwriting discount, are estimated to be approximately $         and will be payable by us. The underwriters have agreed to reimburse us for $         of such expenses.

The notes are a new issue of securities and have no established trading market and will not be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes, as permitted by applicable laws and regulations.

The underwriters are not obligated, however, to make a market in the notes and may discontinue any market making at any time without notice at their sole discretion. Even if a secondary market for the notes develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Accordingly, we cannot make any assurance as to the liquidity of, or trading markets for, the notes.

To facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. These activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. If these activities are commenced, they may be discontinued by the underwriters at any time without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved and in the future may involve securities and/or instruments of the Corporation. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery is expected to be made against payment for the notes on August     , 2018, which will be the third business day following the date hereof (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended and including any relevant implementing measure in each Member State of the European Economic Area which has implemented such Directive, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Northern Trust; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This prospectus supplement is only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, or the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons.” The notes are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. The underwriters have been represented by McDermott Will & Emery LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Northern Trust Corporation and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, which are included in our Annual Report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Northern Trust Corporation

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

WARRANTS

We may offer and sell debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units and warrants from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of any securities offered, including their offering prices, in one or more prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 29 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NTRS.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will be equity securities or debt securities of Northern Trust Corporation and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Northern Trust Corporation and are not insured by the Federal Deposit Insurance Corporation any other government agency.

The date of this prospectus is July 31, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities registered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities together with the additional information described under the heading “Where You Can Find More Information” in this prospectus before you invest.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our and our subsidiaries’ affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Any of the securities described in this prospectus may be convertible into or exchangeable or exercisable for other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Northern Trust,” “we,” “us” and “our” are to Northern Trust Corporation and its consolidated subsidiaries. References to “the Corporation” are to Northern Trust Corporation. References to “the Bank” are to The Northern Trust Company. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to the currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities described in this prospectus. As permitted by the rules and regulations of the SEC, we have not included certain portions of the registration statement in this prospectus. Accordingly, this prospectus does not contain all of the information set forth in the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us.

The Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Corporation files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Corporation.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that the Corporation has filed, or will file, separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that the Corporation files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. The following documents filed with the SEC are hereby incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, and June 30, 2017;

•	our Current Reports on Form 8-K filed on February 21, 2017, February 23, 2017, March 29, 2017, April 26, 2017, April 28, 2017, and May 8, 2017; and

•	the description of our common stock contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: Northern Trust Corporation, 50 South LaSalle Street, Chicago, Illinois 60603, Telephone: (312) 444-2301, Attention: Investor Relations.

We maintain an Internet site at www.northerntrust.com which contains information concerning Northern Trust. The information contained at our Internet site is not incorporated by reference in this prospectus or any prospectus supplement or other offering materials, and you should not consider it a part of this prospectus or any prospectus supplement or other offering materials.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RISK FACTORS

Investing in the securities involves certain risks. Before making an investment decision, you should carefully read and consider the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as updated by our future filings with the SEC, in addition to all other information contained or incorporated by reference into this prospectus, any prospectus supplement or other offering materials. These risks, as well as those not presently known to us or that we currently deem immaterial, could materially and adversely affect our operating results and financial condition and the value of your investment. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. You also should review carefully the cautionary statement section of this prospectus entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, and other statements that we may make, may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, with respect to our financial results and outlook, capital adequacy, dividend policy, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, anticipated tax benefits, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation and accounting pronouncements, and all other statements that do not relate to historical facts.

Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” You should read carefully the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements are based on our current beliefs and expectations of future events or future results and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including:

•	financial market disruptions or economic recession, whether in the United States, Europe, the Middle East, Asia or other regions;

•	volatility or changes in financial markets, including debt and equity markets, that impact the value, liquidity, or credit ratings of financial assets in general, or financial assets held in particular investment funds or client portfolios, including those funds, portfolios, and other financial assets with respect to which Northern Trust has taken, or may in the future take, actions to provide asset value stability or additional liquidity;

•	the impact of equity markets on fee revenue;

•	the downgrade of U.S. government-issued and other securities;

•	changes in foreign exchange trading client volumes and volatility in foreign currency exchange rates, changes in the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrues expenses, and our success in assessing and mitigating the risks arising from all such changes and volatility;

•	a decline in the value of securities held in Northern Trust’s investment portfolio, particularly asset-backed securities, the liquidity and pricing of which may be negatively impacted by periods of economic turmoil and financial market disruptions;

•	our ability to address operating risks, including cyber-security or data security breach risks, human errors or omissions, pricing or valuation of securities, fraud, systems performance or defects, systems interruptions, and breakdowns in processes or internal controls;

•	our success in responding to and investing in changes and advancements in technology;

•	a significant downgrade of any of our debt ratings;

•	the health and soundness of the financial institutions and other counterparties with which we conduct business;

•	uncertainties inherent in the complex and subjective judgments required to assess credit risk and establish appropriate allowances therefor;

•	the pace and extent of continued globalization of investment activity and growth in worldwide financial assets;

•	changes in interest rates or in the monetary or other policies of various regulatory authorities or central banks;

•	changes in the legal, regulatory and enforcement framework and oversight applicable to financial institutions, including changes that may affect leverage limits and risk-based capital and liquidity requirements, require financial institutions to pay higher assessments, expose financial institutions to certain liabilities of their subsidiary depository institutions, or restrict or increase the regulation of certain activities carried on by financial institutions, including us;

•	increased costs of compliance and other risks associated with changes in regulation, the current regulatory environment, and areas of increased regulatory emphasis and oversight in the United States and other countries, such as anti-money laundering, anti-bribery, and client privacy;

•	failure to satisfy regulatory standards or to obtain regulatory approvals when required, including for the use and distribution of capital;

•	changes in tax laws, accounting requirements or interpretations and other legislation in the United States or other countries that could affect us or our clients;

•	geopolitical risks and the risks of extraordinary events such as natural disasters, terrorist events and war, and the responses of the United States and other countries to those events;

•	the referendum held in the United Kingdom in which voters approved a departure from the European Union, commonly referred to as “Brexit,” and any effects thereof on global economic conditions, global financial markets, and our business and results of operations;

•	changes in the nature and activities of our competition;

•	our success in maintaining existing business and continuing to generate new business in existing and targeted markets and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements;

•	our ability to address the complex needs of a global client base and manage compliance with legal, tax, regulatory and other requirements;

•	our ability to maintain a product mix that achieves acceptable margins;

•	our ability to continue to generate investment results that satisfy clients and to develop an array of investment products;

•	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

•	our success in controlling expenses and implementing revenue enhancement initiatives;

•	uncertainties inherent in our assumptions concerning our pension plan, including discount rates and expected contributions, returns and payouts;

•	our success in improving risk management practices and controls and managing risks inherent in our businesses, including credit risk, operational risk, market and liquidity risk, fiduciary risk, compliance risk and strategic risk;

•	risks and uncertainties inherent in the litigation and regulatory process, including the possibility that losses may be in excess of Northern Trust’s recorded liability and estimated range of possible loss for litigation exposures;

•	risks associated with being a holding company, including our dependence on dividends from our principal subsidiary;

•	the risk of damage to our reputation which may undermine the confidence of clients, counterparties, rating agencies and stockholders; and

•	other factors identified in our Annual Report on Form 10-K, including those factors described in “Item 1A — Risk Factors,” and other filings with the SEC, all of which are available on our website.

Actual results may differ materially from those expressed or implied by forward-looking statements. The information contained in this prospectus, any applicable prospectus supplement and any other offering materials, as well as information incorporated by reference herein or therein, is accurate only as of the date of that information. All forward-looking statements included in such documents are based upon information available at the time such statements are made, and we assume no obligation to update any forward-looking statements.

NORTHERN TRUST CORPORATION

We are a financial holding company that is a leading provider of asset servicing, fund administration, asset management, fiduciary and banking solutions for corporations, institutions, families and individuals worldwide. We conduct our business through various U.S. and non-U.S. subsidiaries, including the Bank. We were originally formed as a holding company for the Bank in 1971. We have a network of offices in 19 U.S. states, Washington, D.C., and 22 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. At June 30, 2017, we had consolidated total assets of $125.6 billion and stockholders’ equity of $10.1 billion.

The Bank is an Illinois banking corporation headquartered in Chicago and our principal subsidiary. Founded in 1889, the Bank conducts its business through its U.S. operations and its various U.S. and non-U.S. branches and subsidiaries. At June 30, 2017, the Bank had consolidated assets of $125.2 billion and common bank equity capital of $9.0 billion.

We expect that the Bank will continue in the foreseeable future to be the major source of our consolidated assets, revenues and net income.

Business Overview

We focus on managing and servicing client assets through our two client-focused reporting segments: Corporate & Institutional Services, or C&IS, and Wealth Management. Asset management and related services are provided to C&IS and Wealth Management clients primarily by the Asset Management business. The revenue and expenses of Asset Management and certain other support functions are allocated fully to C&IS and Wealth Management. We also make use of a third reporting segment, Treasury and Other, under which we report certain income and expense items not allocated to C&IS and Wealth Management.

Corporate and Institutional Services

C&IS is a leading global provider of asset servicing and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, sovereign wealth funds and other institutional investors around the globe. Asset servicing and related services encompass a full range of capabilities including, but not limited to: global custody; fund administration; investment operations outsourcing; investment management; investment risk and analytical services; employee benefit services; securities lending; foreign exchange; treasury management; brokerage services; transition management services; banking; and cash management. Client relationships are managed through the Bank and the Bank’s and our other subsidiaries, including support from locations in North America, Europe, the Middle East and the Asia-Pacific region. At June 30, 2017, total C&IS assets under custody were $6.8 trillion and assets under management were $762.7 billion.

Wealth Management

Wealth Management focuses on high-net-worth individuals and families, business owners, executives, professionals, retirees and established privately-held businesses in its target markets. The business also includes the Global Family Office, which provides customized services to meet the complex financial needs of individuals and family offices in the United States and throughout the world with assets typically exceeding $200 million. In supporting these targeted segments, Wealth Management provides trust, investment management, custody and philanthropic services; financial consulting; guardianship and estate administration; family business consulting; family financial education; brokerage services; and private and business banking.

Wealth Management is one of the largest providers of advisory services in the United States, with $593.3 billion in assets under custody and $266.1 billion in assets under management at June 30, 2017. Wealth Management services are delivered by multidisciplinary teams through a network of offices in 18 U.S. states and Washington, D.C., as well as offices in London, Guernsey and Abu Dhabi.

Asset Management

Asset Management, through our various subsidiaries, supports the C&IS and Wealth Management reporting segments by providing a broad range of asset management and related services and other products to clients around the world. Investment solutions are delivered through separately managed accounts, bank common and collective funds, registered investment companies, exchange traded funds, non-U.S. collective investment funds and unregistered private investment funds. Asset Management’s capabilities include active, passive and engineered equity; active and passive fixed income; cash management; alternative asset classes (such as private equity and hedge funds of funds); and multi-manager advisory services and products. Asset Management’s activities also include overlay services and other risk management services. Asset Management operates internationally through subsidiaries and distribution arrangements and its revenue and expense are fully allocated to C&IS and Wealth Management. As discussed above, Northern Trust managed $1.0 trillion in assets as of June 30, 2017, including $762.7 billion for C&IS clients and $266.1 billion for Wealth Management clients.

Corporate Information

Our principal executive offices are located at 50 South LaSalle Street, Chicago, Illinois 60603, and our telephone number is (312) 630-6000.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following are ratios of our earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six Months Ended June 30, 2017	Fiscal Year Ended December 31,
		2016	2015	2014	2013	2012
Earnings to Fixed Charges:
Excluding Interest on Deposits:	10.89	12.95	14.69	10.24	8.33	6.80
Including Interest on Deposits:	6.29	8.21	9.08	6.65	5.30	4.03
Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding Interest on Deposits:	7.42	10.22	11.13	9.26	8.33	6.80
Including Interest on Deposits:	5.11	7.12	7.69	6.27	5.30	4.03

For purposes of calculating the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, “earnings” consist of net income before extraordinary items plus applicable income taxes and fixed charges. “Fixed charges, excluding interest on deposits” consist of interest expense (other than on deposits) and the estimated interest component of rental expense. “Fixed charges, including interest on deposits” consist of all interest expense and the estimated interest component of rental expense.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in, or extensions of credit to, our subsidiaries, refinancing of debt, share repurchases, dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or nonconvertible, as well as secured or unsecured. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under the indenture dated May 8, 2017, as amended or supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., acting as a trustee, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, or the TIA. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining the same;

•	the interest rate(s) or the method for determining the same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	if payable in another currency, the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	any provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiples of

$1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office or agency maintained by us for such purpose, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities to holders of record at the office or agency maintained by us for such purpose.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, an event of default under the indenture with respect to any series of debt securities will mean any of the following:

•	failure to pay any installment of interest on any debt security of such series when due, if such failure continues unremedied for 30 days;

•	failure to pay the principal and premium, if any, of any debt security of such series when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure to pay any sinking fund installment on any debt security of such series when due, if such failure continues unremedied for 30 days;

•	failure on our part to perform any other obligation contained in the indenture for the benefit of such series which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the series;

•	occurrence of certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to debt securities of such series.

If an event of default under the indenture occurs and is continuing for any series of debt securities, other than an event of default resulting from a bankruptcy, insolvency or reorganization of the Corporation, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or such amount provided for in the debt securities of that series, and all accrued but unpaid interest on all the securities of that series to be due and payable immediately. The debt securities will automatically be accelerated upon the occurrence of an event of default resulting from a bankruptcy, insolvency or reorganization of the Corporation.

In the case of a default in the payment of interest or principal, or premium, if any, we will be required, upon the demand of the trustee, to pay, for the benefit of the holders of the debt securities, the whole amount then due and payable on such debt securities with interest on any overdue principal, and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed in such debt securities.

If we fail to pay such amounts upon demand, the trustee may institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor upon the debt securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Corporation or any other obligor upon the debt securities of such series, wherever situated, in the manner provided by law.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with the indenture, could lawfully be taken, would not be unduly prejudicial to holders not joining in such direction and would not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of any debt security of any series will have the right to institute any action, suit or proceeding with respect to an event of default, unless:

•	that holder previously gives to the trustee written notice of the event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series also make a written request to the trustee to take action in respect of the matter complained of;

•	the holder offers the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee fails to institute such action, suit or proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish an officer’s certificate to the trustee each year that states, to the knowledge of the certifying officer, whether we have complied with all conditions and covenants under the terms of the indenture, and, in the event of any default under the indenture, specifying such default and the nature and status thereof to the extent of the certifying officer’s knowledge.

Modification and Waiver

Modification

We and the trustee may, with the consent of holders of at least a majority in aggregate principal amount of the debt securities of each series affected, modify and amend the indenture; however, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

•	extend the stated maturity of the principal of, or any installment of interest on, such debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of such debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place of payment where or the currency in which the principal of and premium, if any, or interest on any debt security is denominated or payable;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security after the stated maturity or redemption date;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•	modify any provisions of the indenture related to the foregoing or any of the provisions related to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of each debt security affected.

We and the trustee may modify and amend the indenture without the consent of the holders of the debt securities for specified purposes, including, among other things, to:

•	add to the covenants of the Corporation for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on the Corporation in the indenture;

•	add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	delete or modify events of default with respect to all or any series of debt securities, the form and terms of which are established pursuant to a supplemental indenture;

•	add to or change any of the provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of, or premium, if any, on, debt securities, provided that any such action will not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	change or eliminate provisions of the indenture provided that such change or elimination becomes effective only when there is no outstanding debt security of any series created prior to such change or elimination that is entitled to the benefit of such provision and to which such change or elimination would apply;

•	evidence the succession of another person to the Corporation;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	secure the debt securities of any series or release any collateral or lien securing debt securities of any series in accordance with the terms thereof;

•	evidence any changes to the indenture in conjunction with the resignation, removal or merger of the trustee in accordance with the terms of the indenture;

•	cure an ambiguity or correct or supplement any provision of the indenture or any supplemental indenture which may be defective or inconsistent with any other provision thereof;

•	add to, change or eliminate any provision of the indenture as necessary or desirable in accordance with any amendments to the TIA;

•	add guarantors or co-obligors with respect to any series of debt securities or release guarantors from their guarantees in accordance with the terms thereof;

•	make any change in any series of debt securities that does not adversely affect in any material respect the rights of the holders thereof;

•	provide for uncertificated securities in addition to certificated securities;

•	supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities provided that such action does not adversely affect the interests of holders of such series or any other series of debt securities in any material respect;

•	prohibit the authentication and delivery of additional series of debt securities; or

•	establish the form or terms of debt securities of any new series or authorize the issuance of additional debt securities of a series previously authorized or add to the conditions, limitations or restrictions on the issuance of any debt securities of any series.

Waiver of Default

The holders of a majority in principal amount of the outstanding debt securities of any series generally may, on behalf of the holders of all the debt securities of that series, waive an event of default under the indenture with respect to that series and the consequences thereof. However, a default in the payment of the principal of, or premium, if any, or any interest on, any of the debt securities of that series cannot be so waived.

Merger, Consolidation and Sale of Assets

The Corporation may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all its assets to any other person, unless:

•	the person formed by such consolidation or into which the Corporation is merged, or to which such sale, conveyance, transfer or lease is made, expressly assumes, pursuant to a supplemental indenture, the due and punctual payment of the principal of and interest and premium, if any, on all of the debt securities under the indenture, according to their tenor, and the due and punctual performance and observance of all other obligations to the holders of debt securities and the trustee under the indenture or the debt securities to be performed or observed by the Corporation; and

•	immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no default shall have occurred and be continuing under the indenture.

The second bullet above shall not apply to: (i) any sale, conveyance, transfer or lease between or among the Corporation and one or more of its wholly-owned subsidiaries; (ii) any merger of the Corporation into any wholly-owned subsidiary of the Corporation; or (iii) any merger of the Corporation into an affiliate of the Corporation for the purpose of reincorporating or reorganizing.

The indenture provides that the person formed by such consolidation or into which the Corporation is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the indenture with the same effect as if such successor person had been named as the Corporation in the indenture. In the event of a succession in compliance with this covenant, except in the case of a lease, the predecessor shall be relieved of and discharged from all of its obligations and covenants under the indenture and the debt securities.

Discharge and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may discharge all of our obligations with respect to the debt securities of any series at any time, and we may also be released from our obligations under certain covenants that are described in the indenture with respect to such debt securities, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “discharge” and under the second procedure is called “covenant defeasance.”

Discharge or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in trust in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of the applicable series;

•	no default under the indenture with respect to such series has occurred and is continuing on the date of such deposit; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge or covenant defeasance had not occurred and, in the case of a discharge, such opinion is accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, we may terminate our obligations with respect to the debt securities of any series not previously delivered to the trustee for cancellation when all such securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption by depositing with the trustee or paying agent, as trust funds in trust for that purpose, an amount sufficient to pay and discharge the entire indebtedness on such debt securities.

Subordination

The terms of any series of debt securities under the indenture may provide that such series will be subordinated in right of payment to all senior indebtedness (as defined below). In certain circumstances relating to our dissolution, winding up, liquidation, or reorganization, whether in bankruptcy, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of subordinated debt securities will be entitled to receive any payment on such subordinated debt securities.

In addition, in the event of any default on senior indebtedness that permits the holders thereof to accelerate the maturity of the senior indebtedness, no payment may be made on subordinated debt securities if notice of such default has been given to us or if judicial proceedings are pending in respect of such default.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the indenture as the principal of, premium, if any, and unpaid interest on:

•	indebtedness of the Corporation for money borrowed;

•	similar obligations of the Corporation arising from off-balance-sheet guarantees and direct-credit substitutes;

•	obligations associated with derivative products; and

•	any renewals, extensions, modifications and refundings of any senior indebtedness in each case, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed, other than:

•	any indebtedness of the Corporation which when incurred was without recourse to the Corporation;

•	any indebtedness to the Corporation’s subsidiaries;

•	any indebtedness to the Corporation’s employees;

•	any liability for taxes;

•	accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by us in the ordinary course of business; and

•	any indebtedness of the Corporation which is expressly subordinate in right of payment to any other indebtedness of the Corporation.

The indenture does not limit the amount of indebtedness, including senior indebtedness, that the Corporation or any of its subsidiaries may issue.

Due to the different subordination provisions of the various series of subordinated indebtedness issued by us, in the event of a dissolution, winding-up, liquidation, reorganization or insolvency, holders of a particular series of subordinated debt securities may recover less, ratably, than holders of other series of our outstanding subordinated indebtedness. In addition, subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding involving the Corporation, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The applicable prospectus supplement may further describe or alter the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Certificate of Incorporation and the certificate of designation which will be filed with the SEC in connection with the offering of a particular series of preferred stock.

General

Under our Restated Certificate of Incorporation, our board of directors has the authority, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, without par value, in one or more series, with such terms and for such consideration as the board may determine. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. Of the 10,000,000 authorized shares of preferred stock:

•	1,500,000 have been designated as Series A Junior Participating Preferred Stock, none of which have been issued;

•	1,576,000 were previously designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, all of which were redeemed, and for which a Certificate of Elimination was filed with the Delaware Secretary of State, in 2009;

•	16,000 have been designated as Series C Non-Cumulative Perpetual Preferred Stock, or the series C preferred stock, all of which were outstanding as of June 30, 2017; and

•	5,000 have been designated as Series D Non-Cumulative Perpetual Preferred Stock, or the series D preferred stock, all of which were outstanding as of June 30, 2017.

The preferred stock will have the terms described in this section unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the maximum number of shares to constitute the series;

•	any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

•	whether the shares will be redeemable and, if so, the price at, and the terms and conditions on which, the shares may be redeemed;

•	any liquidation preference applicable to the shares;

•	the terms of any sinking fund;

•	any terms and conditions on which the shares of the series will be convertible into, or exchangeable for, shares of any other capital stock;

•	any voting rights of the shares of the series;

•	whether we have elected to offer depositary shares representing interests in a particular series of preferred stock as described under “Description of the Depositary Shares”; and

•	any other preferences or special rights or limitations on the shares of the series.

Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock to receive distributions upon our liquidation, dissolution or winding up will be subordinate to those of our general creditors.

As described under “Description of the Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Our series C preferred stock and series D preferred stock have, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. In particular, unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to the priority of the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, rank:

•	senior to our common stock and all other equity securities issued by us, the terms of which provide that the equity securities will rank junior to the preferred stock, which we refer to in this prospectus as the junior securities;

•	equally with all equity securities issued by us, the terms of which provide that the equity securities will rank equally with the preferred stock, which we refer to in this prospectus as the parity securities; and

•	junior to all equity securities issued by us, the terms of which provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provide that it will rank junior or senior to our series C preferred stock or our series D preferred stock, the series C preferred stock and series D preferred stock will be parity securities with respect to such preferred stock. The consent of at least two-thirds of the outstanding shares of each of our series C preferred stock and series D preferred stock voting as separate classes is required for us to authorize any class or series of capital stock that would rank senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, dissolution or winding up.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

If full dividends are not paid on the shares of a series of preferred stock, dividends declared upon shares of preferred stock and any parity securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends per share on the preferred stock, and accrued dividends, including any accumulations, on any parity securities, bear to each other. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock: (i) in the case of a series of preferred stock with cumulative dividend rights, for all dividend periods; (ii) in the case of the series C preferred stock, for the then-current dividend period; and (iii) in the case of the series D preferred stock, and any other series of preferred stock without cumulative dividend rights, for the then most recently completed dividend period.

Our ability to pay dividends on our preferred stock is subject to policies established by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board.

Rights Upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to declared and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidating distribution owed to those holders. After the holders of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of any series of preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the applicable prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be pro rata, by lot or by any other method determined to be fair and equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Under current regulations, bank holding companies generally may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board.

Voting

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law or specifically provided for by our board of directors.

Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of preferred stock become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities.” A holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, to acquire or retain 10% or more of such series. While we do not believe any series of our preferred stock is considered “voting securities” currently, holders of preferred stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own more than one-third of our total equity, both voting and nonvoting, aggregating all shares held by the holders across all classes of stock.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, Wells Fargo Bank, N.A. will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed, so long as we have set aside all funds necessary for the redemption, including the redemption price for such shares and all dividends declared but not paid as of the date fixed for redemption. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, by lot or by any other equitable method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will forward the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as reasonably practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all reasonable action requested by and deemed necessary by the depositary in order to enable the depositary to do so. In the absence of any specific instructions from a holder of depositary shares, the depositary will, subject to any applicable restrictions, cast votes pertaining to the number of whole shares of preferred stock represented by such depositary shares proportionately with instructions actually received.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority (or, in the case of such amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, holders of at least two-thirds) of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our and their obligations thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF THE COMMON STOCK

The following summary of the terms of our common stock is not complete. You should refer to the applicable provision of our Restated Certificate of Incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of the common stock.

General

We have authorized 560,000,000 shares of common stock, par value $1.66 2/3 per share. As of June 30, 2017, there were 228,485,957 shares of common stock outstanding. The outstanding shares of common stock are listed on the NASDAQ Global Select Market under the symbol “NTRS.”

Voting

Holders of common stock vote as a single class on all matters submitted to a vote of the stockholders with each share of common stock entitled to one vote. Holders of common stock do not have cumulative voting rights.

Dividends

Holders of common stock are entitled to receive the dividends that may be declared from time to time by the board of directors. The rights of holders of common stock to receive dividends are subject to the prior rights of holders of any issued and outstanding preferred stock. You should carefully read and consider the information regarding certain dividend restrictions to which we are subject in the “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” section of our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

Other Provisions

Upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the common stock are entitled to receive, pro rata according to the number of shares held by each, all of our assets remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled. The common stock has no preemptive or other subscription rights, and there are no other conversion rights or redemption provisions with respect to the shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock, depositary shares or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per unit of securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units, consisting of a stock purchase contract and beneficial interests in the following or any combination thereof:

•	debt securities;

•	debt obligations of third parties, including U.S. treasury securities; or

•	other securities identified in the applicable prospectus supplement.

The beneficial interests comprising a part of a stock purchase unit may secure the holders’ obligations to purchase or sell the securities under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or for the holders to make periodic payments to us. These payments may be unsecured or prefunded on some basis. Our obligation to settle pre-paid stock purchase contracts on the relevant settlement date may constitute indebtedness. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

If we issue stock purchase contracts or stock purchase units, the applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including:

•	the designation and terms of the stock purchase contracts and, if applicable, the stock purchase units of which they are a part, including whether and under what circumstances the securities forming a stock purchase unit may be held or transferred separately;

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our securities, and the nature and amount of those securities, or the method of determining those amounts;

•	the method and terms of settlement of the stock purchase contracts;

•	any collateral or depositary arrangements, if applicable; and

•	any material U.S. federal income tax considerations.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or other securities. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred or common stock, depositary shares or other securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price or prices at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation, aggregate principal amount, currency and denomination and terms of any other securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares, common stock or other securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, depositary shares or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provision of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus through underwriters, through dealers, through agents, directly to purchasers, through or in connection with hedging transactions, or through any combination of such methods of sale and may do so at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In addition, we may issue securities as a dividend or distribution, in a subscription rights offering to our existing securityholders.

Each time we sell securities, we will provide a prospectus supplement that will describe the method of distribution of the securities and name any underwriter, dealer or agent involved in the offer and sale. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities through agents that become parties to a distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers directly from, one or more purchasers without the involvement of any underwriters, dealers or agents. We will describe the terms of any sales of this kind in the prospectus supplement relating to the offer.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus forms a part.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (i) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (ii) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Securities other than common stock may represent a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle on the third business day following the trade date unless the parties to any such trade expressly agree otherwise. Commencing September 5, 2017, trades in the secondary market generally will be required to settle on the second business day following the trade date unless the parties to any such trade expressly agree otherwise. It is possible that we or any underwriter, dealer or agent selling our securities in reliance on this prospectus will elect to settle the sale of securities offered and sold in reliance on this prospectus in accordance with a longer than standard settlement cycle, in which case the alternative settlement cycle to be used will be specified in the applicable prospectus supplement. In the event such a longer than standard settlement cycle is elected, purchasers who desire to effect a trade of the securities they purchase at any time prior to the third business day (or, on or after September 5, 2017, the second business day) preceding the issue date of such securities will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Any such purchasers of securities who desire to trade on any such day should consult their own advisers regarding the date on which such purchasers’ trades may be settled.

The underwriters, agents, dealers and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Northern Trust Corporation and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, which are included in our Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

Northern Trust Corporation

    % Senior Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

Morgan Stanley

UBS Investment Bank

Wells Fargo Securities

                    , 2018